NUMBER	UNITS
U-
SEE REVERSE FOR CERTAIN DEFINITIONS

SKYSTAR BIO-PHARMACEUTICAL COMPANY
CUSIP

UNITS

CONSISTING OF ONE SHARE OF COMMON STOCK

AND

ONE WARRANT TO PURCHASE ¼ SHARE OF COMMON STOCK

THIS CERTIFIES THAT _____________________ is the owner of ____________Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $0.001 per share (the "Common Stock"), of Skystar Bio-Pharmaceutical Company, a Nevada corporation (the "Company") and one (1) warrant (the "Warrants"). Each Warrant entitles the holder to purchase one-quarter (¼) share of Common Stock for $_____ per share (subject to adjustment). Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange. The Common Stock and Warrants comprising the Units represented by this certificate will trade only as a part of the Units for a minimum of 30 days and up to 6 months following                   , 2008 (the “Issuance Date”), subject to earlier separation at the discretion of Jesup & Lamont Securities Corporation.

None of the Warrants included in the units offered by this prospectus will be exercisable unless (i) at the time a holder seeks to exercise such Warrant, a registration statement is effective with respect to the Common Stock underlying the Warrants and (ii) the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. The Warrants will expire five years from the Issuance Date at 5:00 p.m., New York City time. The terms of the Warrants are governed by a Warrant Agreement, dated as of                 , 2008, between the Company and ____________________, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at _________________________, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By: ________________________	SKYSTAR BIO-PHARMACEUTICAL COMPANY CORPORATE SEAL 2008 NEVADA	By: ________________________
President		Secretary

SKYSTAR BIO-PHARMACEUTICAL COMPANY

The Company will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common
TEN ENT —	as tenants by the entireties
JT TEN —	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)
	Under Uniform Gifts to Minors Act			(State)

Additional Abbreviations may also be used though not in the above list.

For value received,_________________ hereby sell, assign and transfer unto

_______________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:	_______________________
		Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: ____________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).